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                                                                     Exhibit 4.3


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                             ASAT (FINANCE) LLC.,
                                   as Issuer

                            ASAT HOLDINGS LIMITED,
                   and its Subsidiaries referred to herein,
                                 as Guarantors

                                    - and -

                           THE CHASE MANHATTAN BANK,
                                  as Trustee


                         FIRST SUPPLEMENTAL INDENTURE



                         Dated as of August ____, 2000


                            ______________________


                          Supplementing the Indenture
                                  dated as of
                               October 29, 2000


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                               TABLE OF CONTENTS

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Article 1  MODIFICATION OF THE ORIGINAL INDENTURE........................     1
     SECTION 1.1   Modifications of the Original Indenture...............     1

Article 2  REPRESENTATIONS AND WARRANTIES................................     2
     SECTION 2.1   Authority of the Company..............................     2
     SECTION 2.2   Truth of Recitals and Statements......................     2

Article 3  CONCERNING THE TRUSTEE........................................     2
     SECTION 3.1   Acceptance of Duties..................................     2
     SECTION 3.2   No Responsibility of Trustee for Recitals, etc........     2

Article 4  MISCELLANEOUS PROVISIONS......................................     3
     SECTION 4.1   Relation to the Original Indenture....................     3
     SECTION 4.2   Meaning of Terms......................................     3
     SECTION 4.3   Counterparts of First Supplemental Indenture..........     3
     SECTION 4.4   Governing Law.........................................     3
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                                      (i)
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          THE FIRST SUPPLEMENTAL INDENTURE, dated as of August ____, 2000 between ASAT (Finance) LLC., a Delaware limited liability corporation (the "Company"), and the Guarantors (as defined in the Original Indenture) and The Chase Manhattan Bank, as Trustee (the "Trustee") under the Original Indenture referred to below.

                                  WITNESSETH:

          WHEREAS, the Company has duly authorized and issued U.S.$155,000,000 of 12 1/2% Series A Senior Notes due 2006 (the "Notes"); and the Company has heretofore made, executed and delivered to the Trustee its Indenture dated as of October 29, 1999 (the "Original Indenture") pursuant to which the Notes were issued;

          WHEREAS, Article 9 of the Original Indenture provides that under certain conditions the Company and the Trustee may, from time to time and at any time, enter into an Indenture or Indentures supplemental thereto; and

          WHEREAS, all things necessary to authorize the execution and delivery of this First Supplemental Indenture and to make the Original Indenture, as supplemented by this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture referred to herein as the "Indenture"), a valid agreement of the Company, in accordance with its terms, have been done;

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that for and in consideration of the premises and the covenants hereby contained and other good and valuable consideration, and of the sum of one U.S. dollar paid to the Company on or before the delivery hereof, the receipt of which is hereby acknowledged, the Company, for itself and its successors and assigns, hereby covenants and agrees to and with the Trustee and its successors for the equal and proportionate benefit and security of those who shall hold the Notes, except as otherwise provided in the Indenture, as hereinafter set forth:


                                   Article 1

                    MODIFICATION OF THE ORIGINAL INDENTURE

          SECTION 1.1    Modifications of the Original Indenture.

          Section 4.8 of the Original Indenture is hereby modified by adding the following paragraph at the end of the text of section 4.8 as follows:

          "Notwithstanding anything to the contrary in the foregoing, ASAT Holdings, including its subsidiaries, will not be required to include in the annual, quarterly or other reports, set forth in this section 4.8, unless otherwise required to be disclosed by a foreign private issuer any information required by items 400 to 405 of Regulation S-K of the Exchange Act, as amended."

                                   Article 2

                        REPRESENTATIONS AND WARRANTIES

          SECTION 2.1    Authority of the Company.

          The Company is duly authorized to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

          SECTION 2.2  Truth of Recitals and Statements.

          The Company warrants that the recitals of fact and statements contained in this First Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished thereunder will be true and correct.

                                   Article 3

                            CONCERNING THE TRUSTEE

          SECTION 3.1    Acceptance of Duties.

          The Trustee accepts its duties hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, to all of which the Company and the respective Noteholders at any time hereafter outstanding agree by their acceptance thereof.

          SECTION 3.2  No Responsibility of Trustee for Recitals, etc.

          The recitals and statements contained in this First Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee has duly authorized the execution and delivery of this First Supplemental Indenture.

                                   Article 4

                           MISCELLANEOUS PROVISIONS

          SECTION 4.1  Relation to the Original Indenture.

          The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. Thereupon, this First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented by this First Supplemental Indenture, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.

          SECTION 4.2  Meaning of Terms.

          Any term used in this First Supplemental Indenture which is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.

          SECTION 4.3  Counterparts of First Supplemental Indenture.

          This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          SECTION 4.4  Governing Law.

          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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IN WITNESS WHEREOF, has caused this First Supplemental Indenture to be executed in its corporate name by a duly authorized officer and the Trustee has caused this First Supplemental Indenture to be executed in its corporate name by a duly authorized officer, all as of the date of this First Supplemental Indenture.


                                             ASAT (FINANCE) LLC.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


Attest:________________________
Name:__________________________
Title:_________________________


                                             ASAT HOLDINGS LIMITED


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


Attest:________________________
Name:__________________________
Title:_________________________


                                             ASAT LIMITED

The COMMON SEAL of                           )
ASAT LIMITED                                 )
was affixed by                               )

duly authorized for and on behalf of         )
ASAT LIMITED                                 )
in the presence of:                          )

                                             ASAT (CAYMAN) LIMITED


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


Attest:________________________
Name:__________________________
Title:_________________________


                                             ASAT, INC.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


Attest:________________________
Name:__________________________
Title:_________________________


                                             TIMERSON LIMITED

The COMMON SEAL of                           )
TIMERSON LIMITED                             )
was affixed by                               )

duly authorized for and on behalf of         )
TIMERSON LIMITED                             )
in the presence of:                          )


                                             THE CHASE MANHATTAN BANK
                                             as Trustee


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


Attest:________________________
Name:__________________________
Title:_________________________

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